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                                                                  EXHIBIT 23.4.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this registration statement of Cabot Industrial Trust on Form S-11 of our report dated April 25, 1997 on our audits of the his-torical cost basis combined financial statements of Knickerbocker Properties, Inc. II as of December 31, 1996 and 1995 and for the years then ended. We also consent to the reference to our firm under the caption "Experts."

                                       Coopers & Lybrand L.L.P.

Atlanta, Georgia

December 17, 1997